Item 77C - DWS Lifecycle
Long Range Fund (a series of
DWS Advisor Funds)

Registrant incorporates by
reference to Proxy Statement
filed on March 13, 2006
(Accession No. 0001193125-
06-052403).

A Special Meeting of
Shareholders (the "Meeting") of
DWS Lifecycle Long Range
Fund (the "Fund") was held on
May 5, 2006, at the offices of
Deutsche Asset Management,
345 Park Avenue, New York,
New York 10154. At the
Meeting, the following matters
were voted upon by the
shareholders (the resulting
votes are presented below).
II-A.	Approval of an Amended
and Restated Investment
Management Agreement
with Deutsche Asset
Management, Inc.

Number of Votes:
For
Against
Abstain
Broker Non-Votes*
62,734,656.118
1,936.000
..000
290,217.000

II-B.	Approval of an Amended
and Restated Investment
Management Agreement
with Deutsche Investment
Management Americas
Inc.

Number of Votes:
For
Against
Abstain
Broker Non-Votes*
62,734,373.118
1,936.000
283.000
290,217.000

V.	Approval of
Reorganization of the
Fund as a series of
Another Massachusetts
Business Trust.

Number of Votes:
For
Against
Abstain
Broker Non-Votes*
62,732,607.118
3,069.000
916.000
290,217.000

VI.	Approval of an Amended
and Restated
Subadvisory Agreement
between Deutsche Asset
Management, Inc. and
Northern Trust
Investments, N.A.

Number of Votes:
For
Against
Abstain
Broker Non-Votes*
62,736,295.118
297.000
..000
290,217.000

The Meeting was reconvened
on June 1, 2006, at which time
the following matters were
voted upon by the shareholders
(the resulting votes are
presented below):
I.	Election of Board
Members. ("Number of
Votes" represents all
funds that are series of
DWS Advisor Funds III.)


Number of Votes:

For
Withheld
Henry P. Becton, Jr.
358,709,295.741
618,791.720
Dawn-Marie Driscoll
358,709,295.741
618,791.720
Keith R. Fox
358,709,295.741
618,791.720
Kenneth C. Froewiss
358,709,295.741
618,791.720
Martin J. Gruber
358,709,295.741
618,791.720
Richard J. Herring
358,709,295.741
618,791.720
Graham E. Jones
358,709,295.741
618,791.720
Rebecca W. Rimel
358,709,295.741
618,791.720
Philip Saunders, Jr.
358,709,295.741
618,791.720
William N. Searcy, Jr.
358,709,295.741
618,791.720
Jean Gleason
Stromberg
358,709,295.741
618,791.720
Carl W. Vogt
358,709,295.741
618,791.720
Axel Schwarzer
358,709,295.741
618,791.720

IV.	Approval of Amended
and Restated Declaration
of Trust. ("Number of
Votes" represents all
Funds that are series of
DWS Advisor Funds III.)

Number of Votes:
For
Against
Abstain
Broker Non-Votes*
358,138,480.870
167,715.841
564,619.750
457,271.000

*	Broker non-votes are proxies
received by the Fund from brokers
or nominees when the broker or
nominee neither has received
instructions from the beneficial
owner or other persons entitled to
vote nor has discretionary power to
vote on a particular matter.



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